Use these links to rapidly review the document

Filed Pursuant to Rule 424(b)(7)
Registration Statement No. 333-215422

PROSPECTUS SUPPLEMENT
(to Prospectus dated January 4, 2017)

PDC Energy, Inc.

Common Stock

9,386,768 Shares of Common Stock

        This prospectus supplement relates to the offer and sale from time to time of up to 9,386,768 shares of our common stock by the selling stockholders identified in this prospectus supplement. The registration of shares of our common stock does not necessarily mean that any of the shares of common stock will be offered or sold by the selling stockholders.

        The selling stockholders may sell the shares of common stock offered by this prospectus supplement from time to time as they may determine through ordinary brokerage transactions, directly to market makers, in private sales, through dealers or agents or through any other means described in "Plan of Distribution." The selling stockholders may sell the shares of common stock at prevailing market prices or at prices negotiated with buyers. The selling stockholders will be responsible for any commissions due to brokers, dealers or agents and similar fees and fees of counsel incurred by such selling stockholder. We will be responsible for all other offering expenses. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock offered by this prospectus supplement.

        Our common stock is traded on the NASDAQ under the symbol "PDCE." On June 2, 2017, the last reported sale price of our common stock on the NASDAQ was $48.51.

        Our principal executive offices are located at 1775 Sherman Street, Suite 3000, Denver, Colorado 80203. Our telephone number is 303-860-5800.

        Investing in our securities involves a high degree of risk. You should carefully consider the matters discussed under the section entitled "Risk Factors" on page S-5 of this prospectus supplement and included in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 5, 2017.

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common stock. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference, you should rely on the information in this prospectus supplement. You should read this prospectus supplement and the accompanying prospectus as well as the additional information described under "Incorporation of Certain Information by Reference" on page S-18 of this prospectus supplement before investing in our common stock. Also see "Cautionary Statement Regarding Forward-Looking Statements" on page S-1 of this prospectus supplement.

        We have filed with the Securities and Exchange Commission ("SEC") a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement and the exhibits that are a part of the registration statement.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement or in any related free writing prospectus filed by us with the SEC. We and the selling stockholders have not authorized anyone to provide you with different information. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates and may change again.

        We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        Unless otherwise indicated or the context requires otherwise, all references in this prospectus supplement to the "Company," "PDC," "PDC Energy," "we," "us," or "our" are to PDC Energy, Inc., and its consolidated subsidiaries, including our proportionate share of the financial position, results of operations, cash flows and operating activities of our affiliated partnerships.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the documents incorporated by reference into this prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 ("Securities Act") and Section 21E of the Securities Exchange Act of 1934 ("Exchange Act") regarding our business, financial condition, results of operations and prospects. All statements other than statements of historical facts included in and incorporated by reference into this prospectus supplement are forward-looking statements. Words such as expects, anticipates, will, intends, plans, believes, seeks, estimates, projects, targets, aims and similar expressions or variations of such words are intended to identify forward-looking statements herein.

        Although forward-looking statements contained in this prospectus supplement reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, including known and unknown risks and uncertainties incidental to the exploration for, and the acquisition, development, production and marketing of, crude oil, natural gas and natural gas liquids, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.

        Furthermore, we urge you to carefully review and consider the cautionary statements and disclosures made in this prospectus supplement and the documents incorporated by reference into this prospectus supplement, including the risks and uncertainties that could affect our business, financial condition, results of operations and cash flows as discussed in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2016 (the "2016 Form 10-K") and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 (the "2017 1Q Form 10-Q"). We caution you not to place undue reliance on forward-looking statements, which speak only as of the respective dates on which they were made. We undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this prospectus supplement or currently unknown facts or conditions or the occurrence of unanticipated events. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary provides a brief overview of us and the key aspects of this offering. This summary does not contain all of the information that may be important to you. For a more complete understanding, you should read carefully this entire prospectus supplement and the accompanying prospectus, including the information presented under the headings "Risk Factors" and "Special Note Regarding Forward-Looking Statements," and the documents incorporated by reference.

PDC Energy, Inc.

Our Company

        We are a domestic independent exploration and production company that produces, develops, acquires and explores for crude oil, natural gas and NGLs with operations in the Wattenberg Field in Colorado, the Utica Shale in southeastern Ohio and the Delaware Basin portion of the Permian Basin region in Texas. Our management expects to begin the process of divesting our properties located in the Utica Shale later in 2017.

        As of March 31, 2017, we owned an interest in approximately 2,900 gross producing wells in Colorado. We produced approximately 6.6 million barrels of oil equivalent ("MMBoe") in the three months ended March 31, 2017. As of December 31, 2016, we had approximately 341 MMBoe of proved reserves, 29% of which are proved developed. Proved reserves at December 31, 2016 were comprised of approximately 59% liquids and 41% natural gas, and represent an increase of 68.6 MMBoe relative to December 31, 2015.

Corporate information

        Our common stock is quoted on The NASDAQ Global Select Market under the symbol "PDCE."

        Our principal executive offices are located at 1775 Sherman Street, Suite 3000, Denver, Colorado 80203. Our telephone number is 303-860-5800.

        We also maintain an internet website at www.pdce.com, which contains information about us. Our website and the information contained in and connected to it are not a part of or incorporated by reference into this prospectus supplement or the accompanying prospectus.

 THE OFFERING

        The following summary describes the principal terms of the offering, but is not intended to be complete. See "Selling Stockholders" and "Plan of Distribution" in this prospectus supplement for a more detailed description of the selling stockholders, the terms and conditions of the distribution of the shares of common stock, and the offering.

Issuer	PDC Energy, Inc., a Delaware corporation
Common stock offered by the selling stockholders(1)	9,386,768 shares of common stock
Offering price

The shares being offered by the selling stockholders pursuant to this prospectus supplement are being offered from time to time at, or about, the then-prevailing market prices or at prices negotiated with buyers.

Common stock outstanding on June 2, 2017	65,879,509 shares
Common stock outstanding after this offering	65,879,509 shares
Use of proceeds	We will not receive any proceeds from the sale of shares in this offering by the selling stockholders. See "Use of Proceeds" on page S-7 of this prospectus supplement.
NASDAQ Capital Market ticker symbol	PDCE
Dividend Policy

We have not paid dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. In addition, our revolving credit facility and the indentures governing our senior notes limit our ability to pay dividends and make other distributions on our common stock.

Risk factors

An investment in our common stock involves a significant degree of risk. We urge you to carefully consider all of the information described in the section entitled "Risk Factors" beginning on page S-5 of this prospectus supplement and the "Risk Factors" section of the 2016 10-K and the 2017 1Q 10-Q.

(1)
See "Description of Capital Stock" on page S-5 of this prospectus supplement for additional information regarding the common stock to be issued in this offering.

RISK FACTORS

        An investment in the securities offered by this prospectus supplement and the accompanying prospectus involves a high degree of risk. You should carefully consider the risk factors in the accompanying prospectus, together with the information incorporated by reference, including the risk factors included in the 2016 10-K and 1Q 2017 10-Q and any subsequently filed reports, before making an investment decision. The risks and uncertainties described in these incorporated documents and the accompanying prospectus are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or which we currently consider to be immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition and results of operations would suffer. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment in the securities. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. Please see the section entitled "Special Note Regarding Forward-Looking Statements" in this prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 150,000,000 shares of common stock, $0.01 par value per share, of which 65,879,509 shares were issued and outstanding as of June 2, 2017, and 50,000,000 shares of preferred stock, $0.01 par value per share, of which no shares are issued and outstanding as of the date hereof.

        The following summary of the capital stock and the certificate of incorporation and bylaws does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to the full text of the certificate of incorporation and bylaws, which are filed as exhibits to the documents incorporated by reference into this prospectus supplement.

Common Stock

        Holders of common stock of the Company are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Except as may be otherwise provided in a preferred stock designation, holders of common stock have the exclusive right to vote for the election of directors.

        Subject to prior rights and preferences that may be applicable to any outstanding shares or series of preferred stock, holders of common stock are entitled to receive ratably in proportion to the shares of common stock held by them such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by the Company's board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange or pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company's affairs, holders of common stock will be entitled to share ratably in the Company's assets in proportion to the shares of common stock held by them that are remaining after payment or provision for payment of all of the Company's debts and obligations and after distribution in full of preferential amounts to be distributed to holders of outstanding shares of preferred stock, if any.

Anti-takeover Effects of Delaware Law and Provisions of the Company's Certificate of Incorporation and Bylaws

  Delaware Law

        Section 203 of the Delaware General Corporation Law (the "DGCL") generally prohibits a Delaware corporation from engaging in any "business combination" with any "interested stockholder"

for a period of three years following the date that the stockholder became an interested stockholder, unless:

  •
  prior to such time, either the business combination or the transaction in which the stockholder became an interested stockholder was approved by the board of directors;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

  •
  at or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        An "interested stockholder" is generally defined as a person or group that beneficially owns 15% or more of the corporation's outstanding common stock. A "business combination" includes a merger, consolidation, sale of assets or other transaction resulting in a financial benefit to the stockholder.

  Certificate of Incorporation and Bylaws

        The certificate of incorporation and bylaws:

  •
  establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of the Company's stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to the corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the Company's principal executive offices not less than 80 days nor more than 90 days prior to the first anniversary date of the annual meeting for the preceding year. The bylaws specify the requirements as to form and content of all stockholders' notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

  •
  provide that the authorized number of directors may be changed only by resolution of the board of directors and may not exceed a total of nine; and

  •
  provide for the board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms, other than directors who may be elected by holders of preferred stock, if any.

Limitation of Liability and Indemnification Matters

        The certificate of incorporation limits the liability of the Company's directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL.

        Delaware law provides that directors of a corporation may be exculpated from monetary damages for breach of their fiduciary duty as directors, except for liabilities:

  •
  for any breach of their duty of loyalty to the Company or its stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  for unlawful payment of dividends or an unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

  •
  for any transaction from which the director derived an improper personal benefit.

        Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

        The bylaws also provide that the Company will indemnify its directors and officers to the fullest extent permitted by Delaware law. The Company has entered into indemnification agreements with each of its directors pursuant to which is has generally agreed to provide indemnification and advancement to the directors to the maximum extent permitted by the DGCL.

USE OF PROCEEDS

        All of the shares of common stock offered by the selling stockholders pursuant to this prospectus supplement will be sold by the selling stockholders for their own account. We will not receive any of the proceeds from these sales, if any. We will pay all of the fees and expenses incurred by us in connection with this registration. We will not be responsible for fees and expenses incurred by the selling stockholders or any underwriting discounts or commissions.

SELLING STOCKHOLDERS

        We issued the 9,386,768 shares of our common stock to the selling stockholders pursuant to an exemption from registration under the Securities Act in connection with the closing of our acquisition of certain properties in the Delaware Basin portion of the Permian Basin region in Texas (the "Delaware Basin Acquisition") on December 6, 2016. The selling stockholders are the investors named in the Investment Agreements, each dated as of December 6, 2016, entered into in connection with (i) that certain Stock Purchase and Sale Agreement, dated August 23, 2016, by and among the seller parties thereto, Kimmeridge Energy Management Company GP, LLC (the "Sellers' Representative"), Arris Petroleum Corporation, and PDC and (ii) that certain Asset Purchase and Sale Agreement, dated August 23, 2016, by and among 299 Resources, LLC, 299 Production, LLC, 299 Pipeline, LLC, the Sellers' Representative and PDC and certain transferees of such investors. Each Investment Agreement was attached as an exhibit to our Current Report on Form 8-K filed with the SEC on December 7, 2016.

        The following table sets forth information relating to the selling stockholders as of June 2, 2017, based on information supplied to us by the selling stockholders on or prior to that date. We have not sought to verify such information. The selling stockholders may hold or acquire at any time shares of our common stock in addition to the shares offered by this prospectus supplement and may have acquired additional shares of our common stock since the date on which the information reflected herein was provided to us. Additionally, the selling stockholders may have sold or transferred some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act since such date. Other information about the selling stockholders may also change over time. The following table sets forth the maximum number of shares of our common stock that may be sold by the selling stockholders identified below. Because the selling stockholders may offer all or some of their shares of our common stock from time to time, we cannot estimate the number of shares of our common stock that will be held by the selling stockholders upon the termination of any particular offering by such selling stockholders. The selling stockholders are not obligated to sell any of the shares of common stock offered by this prospectus supplement. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholders may also offer and sell less than the number of shares of common stock indicated. The selling stockholders are not making any representation that any shares of common stock covered by this prospectus supplement will or will not be offered for sale.

						Shares of Common Stock Beneficially Owned After the Offering(1)
	Shares of Common Stock Beneficially Owned Prior to the Offering				Shares of Common Stock That May Be Offered
Name of Selling Stockholder	Number		Percentage(2)			Number	Percentage(2)
Aberdeen Energy & Resources Partners III, L.P.(3)	191,273		*	%	191,273	0	*	%
Aberdeen Energy & Resources Partners IV, L.P.(3)	122,482		*	%	122,482	0	*	%
Alexander Zhiming Inkster	21,329		*	%	21,329	0	*	%
Andrew Freilich	4,570		*	%	4,570	0	*	%
Baker Hughes Oilfield Operations, Inc.(4)	238,790		*	%	238,790	0	*	%
Benjamin Dell	1,835,805	(27)	2.8%		92,445	0	*	%
Commonfund Capital Natural Resources Partners X, L.P.(5)	59,014		*	%	59,014	0	*	%
G ERP LLC(6)	14,223		*	%	14,223	0	*	%
G HSP LLC(6)	21,333		*	%	21,333	0	*	%
G JBD LLC(6)	35,556		*	%	35,556	0	*	%
G LTP LLC(6)	94,816		*	%	94,816	0	*	%
Glenmede Private Investment Fund IX L.L.C.(7)	63,469		*	%	63,469	0	*	%
Glenmede Private Investment Fund VIII L.L.C.(7)	11,853		*	%	11,853	0	*	%
Glenmede Private Investment Fund VIII-B LLC(7)	11,853		*	%	11,853	0	*	%
Gothic Corporation(6)	550,961		*	%	550,961	0	*	%
Gothic ERP LLC(6)	86,656		*	%	86,656	0	*	%
Gothic HSP Corporation(6)	129,019		*	%	129,019	0	*	%
Gothic JBD LLC(6)	197,479		*	%	197,479	0	*	%
J. Paul Getty Trust(8)	295,776		*	%	295,776	0	*	%
Jayhawk Investments, LLC(9)	134,694		*	%	134,694	0	*	%
K. Henry Makansi	1,812,694	(28)	2.8%		69,334	0	*	%
Kimmeridge Public Management, LP(10)	1,743,360		2.6%		1,743,360	0	*	%
LUKOIL Europe Holdings B.V.(11)	1,631,951		2.5%		1,631,951	0	*	%
Margo Dhaliwal	4,577		*	%	4,577	0	*	%
MF Real Assets LLC(12)	24,121		*	%	24,121	0	*	%
Michael Wartell	10,170		*	%	10,170	0	*	%
Murray Klein Irrevocable Trust(13)	9,648		*	%	9,648	0	*	%
Neda Jafar	9,141		*	%	9,141	0	*	%
Noam Lockshin	24,375		*	%	24,375	0	*	%
Osteloi Investments Corp.(14)	1,812,694	(29)	2.8%		69,334	0	*	%
PCT Partners LLC(15)	122,701		*	%	122,701	0	*	%
Peter G. Moreland(16)	131,596		*	%	131,596	0	*	%
Richard F. Aurand(17)	197,444		*	%	197,444	0	*	%
Roxanna Oil, Inc.(18)	14,139		*	%	14,139	0	*	%
S Cubed Capital, LLC(19)	152,543		*	%	152,543	0	*	%
SCHF (M) ECI, L.P.(20)	346,438		*	%	346,438	0	*	%
SCHF (M) FL L.P.(20)	398,618		*	%	398,618	0	*	%
SCHF CIF, L.P. /CIF 2014-A Series(20)	230,959		*	%	230,959	0	*	%
SCHF CIF, L.P./CIF 2016-A Series(20)	93,537		*	%	93,537	0	*	%
Scott Nyquist	11,802		*	%	11,802	0	*	%
SIP Investments, Inc.(21)	35,634		*	%	35,634	0	*	%
South Quad Partners(22)	9,649		*	%	9,649	0	*	%
TCS Private Equity III LLC—Series 23(23)	143,056		*	%	143,056	0	*	%
University of Virginia Investment Management Company(24)	710,550		1.1%		710,550	0	*	%
Walnut Street Partners(25)	9,649		*	%	9,649	0	*	%
William Marsh Rice University(26)	804,851		1.2%		804,851	0	*	%

*
Represents less than 1%.

(1)
Represents the amount of shares that will be held by the selling stockholders after completion of this offering based on the assumptions that (a) all shares registered for sale by the Registration Statement of which this prospectus supplement is part will be sold and (b) that no other shares of our common stock beneficially owned by the selling stockholders are acquired or are sold prior to completion of this offering by the selling stockholders.

(2)
Percentage of beneficial ownership is based upon 65,879,509 shares of our common stock outstanding as of June 2, 2017.

(3)
Aberdeen Energy & Resources Company III, LLC manages Aberdeen Energy & Resources Partners III, L.P., and Aberdeen Energy & Resources Company IV, LLC manages Aberdeen Energy & Resources Partners IV, L.P. Aberdeen Asset Management Inc. manages each of Aberdeen Energy & Resources Company III, LLC and Aberdeen Energy & Resources Company IV, LLC. James Gasperoni, Scott Reed, Peter Lawrence, Peter Denious, and Graham McDonald have shared voting and investment control over the securities held by each of Aberdeen Energy & Resources Partners III, L.P. and Aberdeen Energy & Resources Partners IV, L.P.

(4)
Baker Hughes Oilfield Operations, Inc. is a reporting company under the Exchange Act.

(5)
Peter M. Burns, Mark J.P. Anson, Mark C. Hoeing, Cari B. Lodge, Miriam E. Schmitter, and Kent T. Scott have shared voting or investment control over the securities held by Commonfund Capital Natural Resources Partners X, L.P. by virtue of serving on the Investment Committee of Commonfund Capital Natural Resources Partners X, L.P.

(6)
Neal F. Triplet, President and Chief Investment Officer of DUMAC, Inc., has voting and investment control over the securities held by the selling stockholder by virtue of DUMAC, Inc. being authorized to supervise and manage the investments of Duke University and its affiliated entities, which includes the selling stockholder.

(7)
The Glenmede Trust Company, N.A. manages the selling stockholder, and Kenneth Trippe, director of private investments, has voting and investment control over the securities held by the selling stockholder.

(8)
James M. Williams has voting and investment control over the securities held by J. Paul Getty Trust by virtue of serving as the Chief Investment Officer and Treasurer of the J. Paul Getty Trust.

(9)
Nadel and Gussman Management, LLC manages Jayhawk Investments, LLC, and James F. Adelson and Stephen J. Heyman have shared voting and investment control over the securities held by Jayhawk Investments, LLC.

(10)
Benjamin Dell, Henry Makansi, and Neil McMahon have shared voting and investment control over the securities held by Kimmeridge Public Management, LP by virtue of servings as the managers of Kimmeridge Public Management GP, LLC, the general partner of Kimmeridge Public Management, LP.

(11)
Robert Gulla and Rumo de Schutter have shared voting and investment control over the securities held by LUKOIL Europe Holdings B.V. by virtue of serving as the directors of LUKOIL Europe Holdings B.V.

(12)
Eric F. Achepohl, CEO of The Benida Group, LLC, has voting and investment control over the securities held by MF Real Assets LLC by virtue of The Benida Group, LLC managing MF Real Assets LLC.

(13)
David Klein has voting and investment control over the securities held by the Murray Klein Irrevocable Trust by virtue of serving as the trustee of the Murray Klein Irrevocable Trust.

(14)
Neil McMahon, president of Osteloi Investments Corp., has voting and investment control over the securities held by Osteloi Investments Corp.

(15)
The Glenmede Trust Company, N.A. manages PCT Partners LLC, and Steve Lehman, director of investments, has voting and investment control over the securities held by PCT Partners LLC.

(16)
Mr. Moreland served as a consultant to the Company following the closing of the Delaware Basin Acquisition from January 2017 until April 2017. In addition, Mr. Moreland served as a vice president of Arris Petroleum Corporation prior to the closing of the Delaware Basin Acquisition.

(17)
Mr. Aurand served as the chief financial officer of Arris Petroleum Corporation prior to the closing of the Delaware Basin Acquisition.

(18)
Julie Garvin, Marlan Downey, and Marea Downey have shared voting or investment control over the securities held by Roxanna Oil, Inc. by virtue of being officers and members of the board of directors of Roxanna Oil, Inc.

(19)
Mark Stevens has voting and investment control over the securities held by S Cube Capital, LLC by virtue of serving as the managing partner.

(20)
SCHF (GPE), LLC manages the selling stockholder, and Keith Johnson and Irwin Gross have shared voting and investment control over the securities held by the selling stockholder.

(21)
SIP Holdings, LLC manages SIP Investments, Inc. and Sergei Pokrovsky has voting and investment control over the securities held by SIP Investments, Inc.

(22)
Marget M. Shields, John F. McGlinn, II, Christine M. Auman, and Terrence J. McGlinn, Jr. have shared voting or investment control over the securities held by South Quad Partners.

(23)
Theodore G. Schwartz, President of Three PI, Inc., has voting and investment control over the securities held by TCS Private Equity III LLC—Series 23 by virtue of Three PI, Inc. being the sole member of TCS Capital Management Group, LLC, the entity which manages TCS Private Equity III LLC—Series 23.

(24)
Lawrence E. Kochard has voting and investment control over the securities by University of Virginia Investment Management Company by virtue of serving as the chief executive officer.

(25)
Terrence J. McGlinn has voting and investment control over the securities held by Walnut Street Partners.

(26)
Allison K. Thacker has voting and investment control over the securities by William Marsh Rice University by virtue of serving as the chief investment officer.

(27)
Mr. Dell owns 92,445 shares of the Company's common stock directly. In addition, Mr. Dell, as a manager of Kimmeridge Public Management GP, LLC, the general partner of Kimmeridge Public Management, LP, may be deemed to be the beneficial owner of the 1,743,360 shares of the Company's common stock held by Kimmeridge Public Management, LP.

(28)
Mr. Makansi owns 69,334 shares of the Company's common stock directly. In addition, Mr. Makansi, as a manager of Kimmeridge Public Management GP, LLC, the general partner of Kimmeridge Public Management, LP, may be deemed to be the beneficial owner of the 1,743,360 shares of the Company's common stock held by Kimmeridge Public Management, LP.

(29)
Osteloi Investments Corp. owns 69,334 shares of the Company's common stock directly. In addition, Neil McMahon, as a manager of Kimmeridge Public Management GP, LLC, the general partner of Kimmeridge Public Management, LP, may be deemed to be the beneficial owner of the 1,743,360 shares of the Company's common stock held by Kimmeridge Public Management, LP. Neil McMahon also controls Osteloi Investments Corp. by virtue of serving as its president.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDER

        The following summary is a description of the material U.S. federal income tax consequences relating to the purchase, ownership and disposition of our common stock by non-U.S. holders. The discussion is for general information only and does not consider all aspects of federal income taxation that may be relevant to the purchase, ownership and disposition of our common stock by a non-U.S. holder in light of its personal circumstances. In particular, this discussion does not address the federal income tax consequences of ownership of our common stock by investors that do not hold the stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), or the federal income tax consequences to beneficial owners subject to special treatment under the federal income tax laws, such as:

  •
  dealers in securities;

  •
  certain electing traders in securities;

  •
  persons holding our common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a straddle or synthetic security;

  •
  persons subject to the alternative minimum tax;

  •
  certain former citizens or long-term residents of the United States;

  •
  foreign governments or international organizations;

  •
  financial institutions;

  •
  controlled foreign corporations and passive foreign investment companies, and shareholders of such entities;

  •
  insurance companies;

  •
  entities that are tax-exempt for U.S. federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts; and

  •
  pass-through entities, including partnerships and entities and arrangements classified as partnerships for U.S. federal tax purposes, and beneficial owners of pass-through entities.

        Non-U.S. holders subject to the special circumstances described above may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not include any non-U.S. income tax laws or state or local tax laws that may be applicable to a particular investor and does not consider any aspects of U.S. federal estate or gift tax law.

        You are a "non-U.S. holder" of our common stock if you are a beneficial owner of the stock and are not, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized or created in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of the source of such income; or

  •
  a trust (i) if a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of the trust, or (ii) that has a valid election in place to be treated as a U.S. person for U.S. federal income tax purposes.

        If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax consequences of such partnership and the partners in such partnership generally will depend on the status of each of the partners and the activities of the partnership. Partners of partnerships considering the purchase of our common stock are encouraged to consult with their independent tax advisors.

        This summary is based upon the Code, existing and proposed federal income tax regulations promulgated thereunder, administrative pronouncements and judicial decisions, all in effect as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Such a change could affect the continuing validity of this discussion. There can be no assurance that the Internal Revenue Service, or the IRS, will not challenge one or more of the conclusions described herein, and we have not obtained, and do not intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of purchasing, owning and disposing of our common stock. Any such change may adversely affect a non-U.S. holder.

        IF YOU ARE CONSIDERING THE PURCHASE OF OUR COMMON STOCK, YOU ARE ENCOURAGED TO CONSULT WITH AN INDEPENDENT TAX ADVISOR REGARDING THE APPLICATION OF U.S. FEDERAL INCOME AND ESTATE TAX LAWS, AS WELL AS OTHER FEDERAL TAX LAWS AND THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION, TO YOUR PARTICULAR SITUATION.

Dividend Distributions

        Any distributions with respect to the shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and will be subject to U.S. federal withholding tax at a 30% rate or such lower rate as specified by an applicable income tax treaty, provided that such dividends are not effectively connected with the non-U.S. holder's conduct of a U.S. trade or business. Distributions in excess of our current and accumulated earnings and profits (as determined under U.S. federal income tax principles) will first constitute a return of capital that is applied against and reduces the non-U.S. holder's adjusted tax basis in our common stock (determined on a share by share basis), and, to the extent such distribution exceeds the non-U.S. holder's adjusted tax basis, the excess will be treated as gain realized on the sale or other disposition of our common stock as described below under "Sale, Exchange or Other Taxable Disposition of Stock."

        Under the terms of an applicable U.S. income tax treaty (if any), the withholding tax might not apply, or might apply at a reduced rate. A non-U.S. holder who wishes to claim the benefit of an applicable income tax treaty is required to satisfy applicable certification and disclosure requirements (generally by providing our paying agent or a relevant withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E). If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, such non-U.S.holder may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

        Dividends that are effectively connected with the conduct of a non-U.S. holder's trade or business within the United States are not subject to U.S. federal withholding tax if such non-U.S. holder provides our paying agent or a relevant withholding agent with an IRS Form W-8ECI, but generally will be subject to U.S. federal income tax on a net-income basis at applicable graduated individual or corporate rates, unless an applicable income tax treaty provides otherwise. A foreign corporation may be subject to an additional branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such income.

Sale, Exchange or Other Taxable Disposition of Stock

        Subject to the discussions below under "Information Reporting and Backup Withholding" and "Foreign Accounts," any gain realized by a non-U.S. holder upon the sale, exchange or other taxable disposition of shares of our common stock generally will not be subject to U.S. federal income tax unless:

  •
  that gain is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. "permanent establishment" maintained by the non-U.S. holder);

  •
  that gain is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. "permanent establishment" maintained by the non-U.S. holder); or

  •
  we are or have been a United States real property holding corporation (a "USRPHC") for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of disposition, and (ii) the non-U.S. holder's holding period for its shares of our common stock and, if shares of our common stock are "regularly traded on an established securities market," the non-U.S. holder held, directly or indirectly, at any time during such period, more than 5% of our issued and outstanding common stock.

        Gain described in the first bullet point above will be subject to U.S. federal income tax in the same manner as that of a U.S. person, unless an applicable income tax treaty provides otherwise. If such non-U.S. holder is a foreign corporation, such gain may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such income. A non-U.S. holder described in the second bullet point above will be subject to a 30% U.S. federal income tax on the gain derived from the sale, which may be offset by certain U.S.-source capital losses.

        It is likely that we are currently a USRPHC for U.S. federal income tax purposes and it is likely that we will remain one in the future. However, so long as our common stock continues to be regularly traded on an established securities market within the meaning of the applicable Treasury regulations, only a non-U.S. holder who holds or held more than 5% of our common stock at any time during the shorter of (i) the five year period preceding the date of disposition and (ii) the holder's holding period

(a "greater-than-five-percent shareholder") will be subject to U.S. federal income tax on the disposition of our common stock. A greater-than-five-percent shareholder generally will be subject to U.S. federal income tax on the net gain derived from the sale in the same manner as a U.S. person, unless an applicable income tax treaty provides otherwise. Such a non-U.S. holder generally will be required to file a U.S. federal income tax return in respect of such gain. No withholding is required upon any sale or other taxable disposition of our common stock if it is regularly traded on an established securities market. If we are a USRPHC and our common stock ceases to be regularly traded on an established securities market, a non-U.S. holder will be subject to tax on any gain recognized on the sale or other taxable disposition of our common stock, and withholding, generally at a rate of 15%, on the gross proceeds thereof, regardless of such non-U.S. holder's percentage ownership of our common stock.

Information Reporting and Backup Withholding

        We and other withholding agents must report annually to the IRS the amount of dividends or other distributions paid to non-U.S. holders on shares of our common stock and the amount of tax we and other withholding agents withhold on these distributions. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides, under the provisions of an applicable income tax treaty.

        A non-U.S. holder will not be subject to backup withholding (the current rate of which is 28%) on reportable payments the non-U.S. holder receives on shares of our common stock if the non-U.S. holder provides proper certification (usually on an IRS Form W-8BEN or IRS Form W-8BEN-E) of its status as a non-U.S. person.

        Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of shares of our common stock outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, information reporting will apply if a non-U.S. holder sells shares of our common stock outside the United States through a U.S. broker or a broker that is a controlled foreign corporation, a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or a foreign partnership that, at any time during its tax year, either is engaged in the conduct of a trade or business in the United States or has as partners one or more U.S. persons that, in the aggregate, hold more than 50% of the income or capital interests in the partnership. If a sale or other disposition is made through a U.S. office of any broker, the broker will be required to report the amount of proceeds paid to the non-U.S. holder to the IRS and also to backup withhold on that amount unless the non-U.S. holder provides appropriate certification (usually on an IRS Form W-8BEN or IRS Form W-8BEN-E) to the broker certifying the non-U.S. holder's status as a non-U.S. person or other exempt status.

        Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability, provided the required information is properly furnished to the IRS on a timely basis.

Foreign Accounts

        Sections 1471 through 1474 of the Code (commonly referred to as "FATCA") generally impose a 30% withholding tax on "withholdable payments," which include dividends on our common stock and gross proceeds from the disposition of our common stock paid to (i) a foreign financial institution (as defined in Section 1471 of the Code) unless it agrees to collect and disclose to the IRS information regarding direct and indirect U.S. account holders and (ii) a non-financial foreign entity unless it certifies certain information regarding substantial U.S. owners of the entity, which generally includes any U.S. person who directly or indirectly owns more than 10% of the entity. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under U.S. Treasury regulations and IRS guidance, the withholding obligations described above apply to payments of dividends on our common stock, and will apply to payments of gross proceeds from a sale or other disposition of our common stock on or after January 1, 2019. Prospective non-U.S. holders should consult their own tax advisors with respect to the potential tax consequences of FATCA.

TRANSFER AGENT AND REGISTRAR

        The transfer agent and registrar for our common stock is Computershare Limited.

PLAN OF DISTRIBUTION

        The aggregate proceeds to the selling stockholders from the sale of the shares will be the purchase price less any discounts, commissions and expenses of the selling stockholders related to this offering. We expect that the selling stockholders will act independently of us in making decisions regarding the timing, manner and size of each sale. The selling stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchase of shares to be made directly or through agents, for any reason, including if they deem the purchase price to be unsatisfactory at any particular time.

        The shares offered by this prospectus supplement may be sold from time to time to purchasers:

  •
  directly by the selling stockholders; or

  •
  through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent's commissions from the selling stockholders or the purchaser(s) of the shares. These discounts, concessions or commissions may be in excess of those customary in the types of transaction involved.

        The selling stockholders and any underwriters, broker-dealers or agents who participate in the sale or distribution of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, those relating to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. If the shares are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent's commissions.

        The shares offered in this prospectus supplement may be sold in one or more transactions at:

  •
  fixed prices;

  •
  prevailing market prices at the time of sale;

  •
  prices related to such prevailing market prices;

  •
  varying prices determined at the time of sale; or

  •
  negotiated prices.

        These sales may be effected in one or more transactions:

  •
  on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, including the NASDAQ;

  •
  in the over-the-counter market;

  •
  in transactions otherwise than on such exchanges or services or in the over-the-counter market;

  •
  in privately negotiated transactions, distributions or transfers (other than for value) by the selling stockholders to limited partners, members or stockholders of the selling stockholders or transfers (other than for value) to any corporation, partnership or other business entity that is the direct or indirect affiliate of the selling stockholders;

  •
  in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  •
  in purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus supplement;

  •
  through the writing of options (including the issuance by the selling stockholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

  •
  through the settlement of short sales;

  •
  through any combination of the foregoing; or

  •
  in any other manner permitted by law.

        These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

        In connection with the sales of the shares, the selling stockholders may enter into hedging transactions. For example, the selling stockholders may:

  •
  enter into transactions with a broker-dealer, an affiliate thereof or other third party in connection with which such other party may engage in sales of our common stock pursuant to this prospectus supplement, in which case such other party may use shares of our common stock received from the selling stockholders to close out any short positions created;

  •
  sell our common stock short itself pursuant to this prospectus supplement and use shares of our common stock held by it to close out its short positions;

  •
  enter into option or other types of transactions that require the selling stockholders to deliver our common stock to a broker-dealer or an affiliate thereof or other third party, who may then resell or transfer the common stock pursuant to this prospectus supplement; or

  •
  loan or pledge our common stock to a broker-dealer or an affiliate thereof or other third party, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus supplement.

        A short sale of shares by a broker-dealer, financial institution or the selling stockholders would involve the sale of such shares that are not owned, and therefore must be borrowed, in order to make delivery of the security in connection with such sale. In connection with a short sale of shares, a broker-dealer, financial institution or selling stockholders may purchase shares on the open market to cover positions created by short sales. In determining the source of the shares to close out such short positions, the broker-dealer, financial institution or selling stockholders may consider, among other things, the price of shares available for purchase in the open market. At the time a particular offering of the shares is made, another prospectus supplement, if required, will be distributed, which will set forth the name of the selling stockholders, the aggregate amount of shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. Any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time. To the extent that the shares offered pursuant to a prospectus supplement remain unsold, the selling stockholders may offer those shares on different terms pursuant to another prospectus supplement, if required. To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any broker-dealer, underwriter or agent regarding the sale of the common stock.

        One or more of the selling stockholders may pledge or grant a security interest in some or all of the shares owned by them. If a selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares from time to time pursuant to this prospectus supplement or any amendment to this prospectus supplement under Rule 424(b)(3) or other applicable provision of the Securities Act, and we will amend, if necessary, the name of such selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholder(s) under this prospectus. Each selling stockholder also may transfer and donate the shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.

        The shares are listed on the NASDAQ under the symbol "PDCE."

        There can be no assurance that the selling stockholders will sell any or all of the shares under this prospectus supplement. Further, we cannot assure you that the selling stockholders will not transfer, devise or gift the shares by other means not described in this prospectus supplement. In addition, any shares covered by this prospectus supplement that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus supplement. In addition, the selling stockholders may sell the common stock by any other legally available means. The shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

        The selling stockholders and any other person participating in the sale of the shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other person. These provisions may restrict certain activities of, and limit the timing of, purchases by the selling stockholders or other persons or entities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in certain activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to special exceptions or exemptions. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of these limitations may affect the marketability of the shares and the ability of any person to engage in market-making activities with respect to the shares.

        We have agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act. In addition, we have agreed to pay all of the expenses incidental to the registration of the shares to the public incurred by us, including the payment of federal securities law and state blue sky registration fees. We will not bear any underwriting discounts or commissions or transfer taxes relating to the sale of the shares nor any other fees or expenses incurred by the selling stockholders in connection with the registration of the shares.

        Agents and underwriters may be entitled under agreements entered into with the selling stockholders to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, may engage in transactions with, or perform services for, us and the selling stockholders in the ordinary course of business.

        Certain entities that may act as underwriters and their respective affiliates may have, from time to time, performed, and may perform in the future, various financial advisory and investment banking services for us, the selling stockholders and affiliates, for which they received or will receive customary fees and expenses.

        We will not receive any proceeds from sales of any securities by the selling stockholders.

        Once sold under the registration statement of which this prospectus supplement forms a part, the common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

        Davis Graham and Stubbs LLP of Denver, Colorado has provided its opinion on the validity of the securities offered by this prospectus supplement.

EXPERTS

Independent Registered Public Accounting Firms

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Independent Petroleum Consultants

        Certain information contained in the documents we include herein and incorporate by reference into this prospectus supplement with respect to the natural gas and oil reserves associated with our natural gas and oil prospects is derived from the reports of Ryder Scott, an independent petroleum and natural gas consulting firm, and has been included and incorporated by reference into this prospectus supplement upon the authority of said firm as experts with respect to the matters covered by such reports and in giving such reports. With respect to the 2016 10-K incorporated by reference in this prospectus supplement, the information derived from the reports of Ryder Scott is included under "Items 1 and 2. Business and Properties" and "Supplemental Information—Unaudited" of the Notes to Consolidated Financial Statements. With respect to this prospectus supplement, the information derived from the reports of Ryder Scott is included under "Summary" of this prospectus supplement.

        Certain information contained in the documents we include herein and incorporate by reference into this prospectus supplement with respect to the natural gas and oil reserves associated with our natural gas and oil prospects is derived from the reports of Netherland, Sewell & Associates, Inc., an independent petroleum and natural gas consulting firm, and has been included and incorporated by reference into this prospectus supplement upon the authority of said firm as experts with respect to the matters covered by such reports and in giving such reports. With respect to the 2016 10-K incorporated by reference in this prospectus supplement, the information derived from the reports of Netherland, Sewell & Associates, Inc. is included under "Items 1 and 2. Business and Properties" and "Supplemental Information—Unaudited" of the Notes to Consolidated Financial Statements. With respect to this prospectus supplement, the information derived from the reports of Netherland, Sewell & Associates, Inc. is included under "Summary" of this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information requirements of the Exchange Act, which means that we are required to file reports, proxy statements, and other information, all of which are available for review and copying at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website at http://www.sec.gov where you can access reports, proxy information and registration statements, and other information regarding registrants that file electronically with the SEC through the EDGAR system.

        We have filed a registration statement on Form S-3 to register the securities to be issued pursuant to this prospectus supplement. As allowed by SEC rules, this prospectus supplement does not contain all of the information you can find in the registration statement or the exhibits to the registration statement because some parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. You may obtain a copy of the registration statement from the SEC at the address listed above or from the SEC's website.

        We also maintain an Internet website at www.pdce.com, which provides additional information about our company and through which you can also access our SEC filings. Our website and the information contained in and connected to it are not a part of or incorporated by reference into this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        We incorporate by reference in this prospectus the documents listed below and any documents or portions thereof that we file with the SEC after the date of this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, in each case, any portion of such document that may have been "furnished" but not "filed" for purposes of the Exchange Act) until all of the securities that may be offered by this prospectus are sold or the offering is terminated. We do not, however, incorporate by reference in this prospectus any documents or portions thereof, or any other information, that we furnish or are deemed to furnish, and not file, with the SEC in accordance with the SEC rules. The following documents have been filed by us with the SEC (File No. 001-37419) and are incorporated by reference into this prospectus:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

  •
  The information in our Definitive Proxy Statement on Schedule 14A filed on April 19, 2017, that is incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

  •
  Our Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2017;

  •
  Our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on February 28, 2017, March 9, 2017, May 16, 2017, and June 1, 2017.

        Documents, or portions thereof, furnished or deemed furnished by us are not incorporated by reference into this prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information.

        You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits specifically are incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:

Investor Relations Department
Manager Investor Relations
PDC Energy, Inc.
1775 Sherman Street, Suite 3000
Denver, Colorado 80203
(303) 860-5800
IR@pdce.com

PROSPECTUS

PDC Energy, Inc.

Common Stock

9,386,768 Shares of Common Stock

        This prospectus relates to the offer and sale from time to time of up to 9,386,768 shares of our common stock by the selling stockholders identified in this prospectus. The registration of shares of our common stock does not necessarily mean that any of the shares of common stock will be offered or sold by the selling stockholders.

        The selling stockholders may sell the shares of common stock offered by this prospectus from time to time as they may determine through ordinary brokerage transactions, directly to market makers, in private sales, through dealers or agents or through any other means described in "Plan of Distribution." The selling stockholders may sell the shares of common stock at prevailing market prices or at prices negotiated with buyers. The selling stockholders will be responsible for any commissions due to brokers, dealers or agents and similar fees and fees of counsel incurred by such selling stockholder. We will be responsible for all other offering expenses. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock offered by this prospectus.

        Our common stock is traded on the NASDAQ under the symbol "PDCE." On January 3, 2017, the last reported sale price of our common stock on the NASDAQ was $74.31.

        Our principal executive offices are located at 1775 Sherman Street, Suite 3000, Denver, Colorado 80203. Our telephone number is 303-860-5800.

        Investing in our securities involves a high degree of risk. You should carefully consider the matters discussed under the section entitled "Risk Factors" on page 2 of this prospectus and included in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 4, 2017.

i

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. By using a shelf registration statement, the selling stockholders may, at any time and from time to time, in one or more offerings, sell the common stock described in this prospectus.

        You should rely only on the information contained in or incorporated by reference in this prospectus or in any related free writing prospectus filed by us with the SEC. We and the selling stockholders have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates and may change again.

        We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        Unless otherwise indicated or the context requires otherwise, all references in this prospectus to the "Company," "PDC," "PDC Energy," "we," "us," or "our" are to PDC Energy, Inc., and its consolidated subsidiaries, including our proportionate share of the financial position, results of operations, cash flows and operating activities of our affiliated partnerships.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 ("Securities Act") and Section 21E of the Securities Exchange Act of 1934 ("Exchange Act") regarding our business, financial condition, results of operations and prospects. All statements other than statements of historical facts included in and incorporated by reference into this prospectus are forward-looking statements. Words such as expects, anticipates, will, intends, plans, believes, seeks, estimates, projects, targets, aims and similar expressions or variations of such words are intended to identify forward-looking statements herein.

        Although forward-looking statements contained in this prospectus reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, including known and unknown risks and uncertainties incidental to the exploration for, and the acquisition, development, production and marketing of, crude oil, natural gas and natural gas liquids, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.

        Furthermore, we urge you to carefully review and consider the cautionary statements and disclosures made in this prospectus and the documents incorporated by reference into this prospectus, including the risks and uncertainties that could affect our business, financial condition, results of operations and cash flows as discussed in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2015 (the "2015 Form 10-K") and our Quarterly Report

on Form 10-Q for the quarterly period ended September 30, 2016 (the "2016 3Q Form 10-Q"). We caution you not to place undue reliance on forward-looking statements, which speak only as of the respective dates on which they were made. We undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this prospectus or currently unknown facts or conditions or the occurrence of unanticipated events. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

 RISK FACTORS

        Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading "Risk Factors" contained in the 2015 Form 10-K and the 2016 3Q Form 10-Q, both of which are incorporated by reference in this prospectus, and under the caption "Risk Factors" or any similar caption in the other documents and reports that we file with the SEC after the date of this prospectus that are incorporated or deemed to be incorporated by reference in this prospectus. All of the foregoing documents are incorporated by reference into this prospectus to the extent described in "Information Incorporated by Reference." Also, please read "Cautionary Statement Regarding Forward-Looking Statements."

        Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as the value of an investment in our securities. Additional risks not known to us or that we currently believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 150,000,000 shares of common stock, $0.01 par value per share, of which 65,671,281 shares were issued and outstanding as of January 2, 2017, and 50,000,000 shares of preferred stock, $0.01 par value per share, of which no shares are issued and outstanding as of the date hereof.

        The following summary of the capital stock and the certificate of incorporation and bylaws does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to the full text of the certificate of incorporation and bylaws, which are filed as exhibits to the documents incorporated by reference into this prospectus.

Common Stock

        Holders of common stock of the Company are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Except as may be otherwise provided in a preferred stock designation, holders of common stock have the exclusive right to vote for the election of directors.

        Subject to prior rights and preferences that may be applicable to any outstanding shares or series of preferred stock, holders of common stock are entitled to receive ratably in proportion to the shares of common stock held by them such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by the Company's board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange or pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company's affairs, holders of common stock will be entitled to share ratably in the Company's assets in proportion to the shares of common stock held by them that are remaining after payment or provision for payment of all of the Company's debts and obligations and after distribution in full of preferential amounts to be distributed to holders of outstanding shares of preferred stock, if any.

Anti-takeover Effects of Delaware Law and Provisions of the Company's Certificate of Incorporation and Bylaws

  Delaware Law

        Section 203 of the Delaware General Corporation Law (the "DGCL") generally prohibits a Delaware corporation from engaging in any "business combination" with any "interested stockholder" for a period of three years following the date that the stockholder became an interested stockholder, unless:

  •
  prior to such time, either the business combination or the transaction in which the stockholder became an interested stockholder was approved by the board of directors;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

  •
  on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        An "interested stockholder" is generally defined as a person or group that beneficially owns 15% or more of the corporation's outstanding common stock. A "business combination" includes a merger, consolidation, sale of assets or other transaction resulting in a financial benefit to the stockholder.

  Certificate of Incorporation and Bylaws

        The certificate of incorporation and bylaws:

  •
  establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of the Company's stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to the corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the Company's principal executive offices not less than 80 days nor more than 90 days prior to the first anniversary date of the annual meeting for the preceding year. The bylaws specify the requirements as to form and content of all stockholders' notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

  •
  provide that the authorized number of directors may be changed only by resolution of the board of directors and may not exceed a total of nine; and

  •
  provide for the board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms, other than directors who may be elected by holders of preferred stock, if any.

Limitation of Liability and Indemnification Matters

        The certificate of incorporation limits the liability of the Company's directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL.

        Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

  •
  for any breach of their duty of loyalty to the Company or its stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  for unlawful payment of dividends or an unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

  •
  for any transaction from which the director derived an improper personal benefit.

        Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

        The bylaws also provide that the Company will indemnify its directors and officers to the fullest extent permitted by Delaware law. The Company has entered into indemnification agreements with each of its directors pursuant to which is has generally agreed to provide indemnification and advancement to the directors to the maximum extent permitted by the DGCL.

 USE OF PROCEEDS

        All of the shares of common stock offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their own account. We will not receive any of the proceeds from these sales, if any. We will pay all of the fees and expenses incurred by us in connection with this registration. We will not be responsible for fees and expenses incurred by the selling stockholders or any underwriting discounts or commissions.

SELLING STOCKHOLDERS

        We issued the 9,386,768 shares of our common stock to the selling stockholders pursuant to an exemption from registration under the Securities Act in connection with the closing of our acquisition of certain properties in the Delaware Basin portion of the Permian Basin region in Texas (the "Delaware Basin Acquisition") on December 6, 2016. The selling stockholders are the investors named in the Investment Agreements, each dated as of December 6, 2016, entered into in connection with (i) that certain Stock Purchase and Sale Agreement, dated August 23, 2016, by and among the seller parties thereto, Kimmeridge Energy Management Company GP, LLC (the "Sellers' Representative"), Arris Petroleum Corporation, and PDC and (ii) that certain Asset Purchase and Sale Agreement, dated August 23, 2016, by and among 299 Resources, LLC, 299 Production, LLC, 299 Pipeline, LLC, the Sellers' Representative and PDC. Each Investment Agreement was attached as an exhibit to our Current Report on Form 8-K filed with the SEC on December 7, 2016.

        Pursuant to the terms of the Investment Agreements, the selling stockholders are prohibited from offering, pledging, selling, contracting to sell, granting any option or contract to purchase, purchasing any option or contract to sell, or otherwise disposing of, directly or indirectly, any portion of the shares they received in the Delaware Basin Acquisition for a period of 180 days from the closing of the acquisition (the "Lockup Expiration Date"). On or before the Lockup Expiration Date, we will file a prospectus supplement or an amendment to the registration statement of which this prospectus is a part that will name each selling stockholder and indicate the nature of any position, office, or other material relationship which such selling stockholder has had within the past three years with PDC or any of its predecessors or affiliates. As of the date hereof, we are not aware of any such relationship except as a result of the selling stockholders' ownership of our common stock as a result of the Delaware Basin Acquisition. The prospectus supplement or amended registration statement will also set forth the number of shares of our common stock owned by each selling stockholder, the number of shares of our common stock to be offered for each selling stockholder's account, and the number and (if one percent or more) the percentage of shares of our common stock to be owned by each selling stockholder after completion of the offering.

TRANSFER AGENT AND REGISTRAR

        The transfer agent and registrar for our common stock is Computershare Limited.

PLAN OF DISTRIBUTION

        The aggregate proceeds to the selling stockholders from the sale of the shares will be the purchase price less any discounts, commissions and expenses of the selling stockholders related to this offering. We expect that the selling stockholders will act independently of us in making decisions regarding the timing, manner and size of each sale. The selling stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchase of shares to be made directly or through agents, for any reason, including if they deem the purchase price to be unsatisfactory at any particular time.

        The shares offered by this prospectus may be sold from time to time to purchasers:

  •
  directly by the selling stockholders; or

  •
  through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent's commissions from the selling stockholders or the purchaser(s) of the shares. These discounts, concessions or commissions may be in excess of those customary in the types of transaction involved.

        The selling stockholders and any underwriters, broker-dealers or agents who participate in the sale or distribution of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, those relating to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. If the shares are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent's commissions.

        The shares offered in this prospectus may be sold in one or more transactions at:

  •
  fixed prices;

  •
  prevailing market prices at the time of sale;

  •
  prices related to such prevailing market prices;

  •
  varying prices determined at the time of sale; or

  •
  negotiated prices.

        These sales may be effected in one or more transactions:

  •
  on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, including the NASDAQ;

  •
  in the over-the-counter market;

  •
  in transactions otherwise than on such exchanges or services or in the over-the-counter market;

  •
  in privately negotiated transactions, distributions or transfers (other than for value) by the selling stockholders to limited partners, members or stockholders of the selling stockholders or transfers (other than for value) to any corporation, partnership or other business entity that is the direct or indirect affiliate of the selling stockholders;

  •
  in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  •
  in purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

  •
  through the writing of options (including the issuance by the selling stockholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

  •
  through the settlement of short sales;

  •
  through any combination of the foregoing; or

  •
  in any other manner permitted by law.

        These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

        In connection with the sales of the shares, the selling stockholders may enter into hedging transactions. For example, the selling stockholders may:

  •
  enter into transactions with a broker-dealer, affiliate thereof or other third party in connection with which such other party may engage in sales of our common stock pursuant to this prospectus, in which case such other party may use shares of our common stock received from the selling stockholders to close out any short positions created;

  •
  sell our common stock short itself pursuant to this prospectus and use shares of our common stock held by it to close out its short positions;

  •
  enter into option or other types of transactions that require the selling stockholders to deliver our common stock to a broker-dealer or an affiliate thereof or other third party, who may then resell or transfer the common stock pursuant to this prospectus; or

  •
  loan or pledge our common stock to a broker-dealer or an affiliate thereof or other third party, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

        A short sale of shares by a broker-dealer, financial institution or the selling stockholders would involve the sale of such shares that are not owned, and therefore must be borrowed, in order to make delivery of the security in connection with such sale. In connection with a short sale of shares, a broker-dealer, financial institution or selling stockholders may purchase shares on the open market to cover positions created by short sales. In determining the source of the shares to close out such short positions, the broker-dealer, financial institution or selling stockholders may consider, among other things, the price of shares available for purchase in the open market. At the time a particular offering of the shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the selling stockholders, the aggregate amount of shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. Any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time. To the extent that the shares offered pursuant to a prospectus supplement remain unsold, the selling stockholders may offer those shares on different terms pursuant to another prospectus supplement, if required. To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any broker-dealer, underwriter or agent regarding the sale of the common stock.

        One or more of the selling stockholders may pledge or grant a security interest in some or all of the shares owned by them. If a selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, and we will amend, if necessary, the name of such selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholder(s) under this prospectus. Each selling stockholder also may transfer and donate the shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

        The shares are listed on the NASDAQ under the symbol "PDCE."

        There can be no assurance that the selling stockholders will sell any or all of the shares under this prospectus. Further, we cannot assure you that the selling stockholders will not transfer, devise or gift the shares by other means not described in this prospectus. In addition, any shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. In addition, the selling stockholders may sell the common stock by any other legally available means. The shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

        The selling stockholders and any other person participating in the sale of the shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other person. These provisions may restrict certain activities of, and limit the timing of, purchases by the selling stockholders or other persons or entities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to special exceptions or exemptions. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market making and certain other activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of these limitations may affect the marketability of the shares and the ability of any person to engage in market-making activities with respect to the shares.

        We have agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act. In addition, we have agreed to pay all of the expenses incidental to the registration of the shares to the public incurred by us, including the payment of federal securities law and state blue sky registration fees. We will not bear any underwriting discounts or commissions or transfer taxes relating to the sale of the shares nor any other fees or expenses incurred by the selling stockholders in connection with the registration of the shares.

        Agents and underwriters may be entitled under agreements entered into with the selling stockholders to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, may engage in transactions with, or perform services for, us and the selling stockholders in the ordinary course of business.

        Certain entities that may act as underwriters and their respective affiliates may have, from time to time, performed, and may perform in the future, various financial advisory and investment banking services for us, the selling stockholders and affiliates, for which they received or will receive customary fees and expenses.

        We will not receive any proceeds from sales of any securities by the selling stockholders.

        Once sold under the registration statement of which this prospectus forms a part, the common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

        Davis Graham and Stubbs LLP of Denver, Colorado has provided its opinion on the validity of the securities offered by this prospectus. If counsel for the selling stockholders or underwriter passes on legal matters in connection with an offering of the common stock described in this prospectus, we will name that counsel in the prospectus supplement relating to that offering.

 EXPERTS

Independent Registered Public Accounting Firms

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The audited consolidated balance sheet of Arris Petroleum Corporation as at December 31, 2015 and the related audited consolidated statements of operations, stockholders' deficit and cash flows of Arris Petroleum Corporation incorporated in this prospectus by reference to our Current Report on Form 8-K filed with the SEC on September 8, 2016, have been so incorporated in reliance upon the report of EKS&H LLLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Independent Petroleum Consultants

        Certain information contained in the documents we include herein and incorporate by reference into this prospectus with respect to the natural gas and oil reserves associated with our natural gas and oil prospects is derived from the reports of Ryder Scott, an independent petroleum and natural gas consulting firm, and has been included and incorporated by reference into this prospectus upon the authority of said firm as experts with respect to the matters covered by such reports and in giving such reports. With respect to the 2015 Form 10-K incorporated by reference in this prospectus, the information derived from the reports of Ryder Scott is included under "Items 1 and 2. Business and Properties" and "Supplemental Information—Unaudited" of the Notes to Consolidated Financial Statements.

        Certain information contained in the documents we include herein and incorporate by reference into this prospectus with respect to the natural gas and oil reserves of Arris Petroleum Corporation is from information provided by Cawley, Gillespie & Associates, Inc. an independent petroleum and natural gas consulting firm, and is incorporated by reference into this prospectus by reference to our Current Report on Form 8-K filed with the SEC on September 8, 2016, with the authority of said firm as experts with respect to the information provided.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information requirements of the Exchange Act, which means that we are required to file reports, proxy statements, and other information, all of which are available for review and copying at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website at http://www.sec.gov where you can access reports, proxy information and registration statements, and other information regarding registrants that file electronically with the SEC through the EDGAR system.

        We have filed a registration statement on Form S-3 to register the securities to be issued pursuant to this prospectus. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement because some parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. You may obtain a copy of the registration statement from the SEC at the address listed above or from the SEC's website.

        We also maintain an Internet website at www.pdce.com, which provides additional information about our company and through which you can also access our SEC filings. Our website and the information contained in and connected to it are not a part of or incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        We incorporate by reference in this prospectus the documents listed below and any documents or portions thereof that we file with the SEC after the date of this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, in each case, any portion of such document that may have been "furnished" but not "filed" for purposes of the Exchange Act) until all of the securities that may be offered by this prospectus are sold or the offering is terminated. We do not, however, incorporate by reference in this prospectus any documents or portions thereof, or any other information, that we furnish or are deemed to furnish, and not file, with the SEC in accordance with the SEC rules. The following documents have been filed by us with the SEC (File No. 000-07246) and are incorporated by reference into this prospectus:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

  •
  The information in our Definitive Proxy Statement on Schedule 14A filed on April 20, 2015, that is incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

  •
  Our Quarterly Reports on Form 10-Q for the fiscal periods ended March 31, 2016, June 30, 2016, and September 30, 2016;

  •
  Our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on March 11, 2016, April 20, 2016, May 18, 2016, June 3, 2016, June 14, 2016, July 8, 2016, August 24, 2016, September 8, 2016, September 12, 2016, September 13, 2016, September 14, 2016, September 15, 2016, December 1, 2016, December 7, 2016, and December 16, 2016.

        Documents, or portions thereof, furnished or deemed furnished by us are not incorporated by reference into this prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information.

        You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits specifically are incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:

Investor Relations Department
Manager Investor Relations
PDC Energy, Inc.
1775 Sherman Street, Suite 3000
Denver, Colorado 80203
(303) 860-5800
IR@pdce.com

PDC ENERGY, INC.

9,386,768 Shares of Common Stock

PROSPECTUS SUPPLEMENT
June 5, 2017